EXHIBIT 10.5

American Standard Energy Corp. Announces
Appointment of Scott David and William Killian to Board of Directors

SCOTTSDALE, AZ, April 8, 2011. The Board of Directors of American Standard Energy Corp. (OTCBB: ASEN) today is pleased to announce the appointment of Scott David and William Killian to the Company’s Board of Directors as Independent Directors. Messrs. David and Killian bring decades of diverse professional experience to the Board and its committees.

Mr. David has twenty years of experience in the downstream oil industry with Shell Oil Company. With Shell Oil Company he has led large and complex joint venture formation projects and asset portfolio restructuring activities. Mr. David has held management roles in several capacities during his employment at Shell Oil including in Joint Ventures, Business Acquisitions, and Strategy and Portfolio Manager. Mr. David has also served as Member Representative on the Board of several Shell Retail Joint Venture affiliates.

Mr. David holds a Bachelor’s of Business Administration in Finance as well as a minor in Information Systems (ISY) from Baylor University. He also holds a Master of Business Administration with a concentration in Finance from St. Mary’s College.

Mr. David will also serve on the Corporate Governance and Nominating Committee, the Audit Committee and the Fairness Evaluation Sub-Committee.

William “Bill” Killian’s professional managerial experience spans over fifteen years primarily in the waste management industry. Mr. Killian began in the solid waste management industry as Operations Manager before being promoted to General Manager of Laidlaw/Allied Waste in the mid-1990s. His professional roles have included managing hundreds of employees, finance, safety programs, marketing, obtaining financing as well as overseeing and focusing on expanding market share and growth in a competitive market. Mr. Killian currently serves as General Manager of Texas Jack Waste Holdings in Corpus Christi, Texas.

Mr. Killian shall serve on the Compensation Committee and the Corporate Governance and Nominating Committee.

Scott Feldhacker, CEO of American Standard Energy Corp., stated, “We are elated to have the opportunity to add these individuals to our Board of Directors. Each brings over 20 years of experience, running organizations and serving the oil and gas industry at its highest levels. Bringing the highest level of professionalism to our organization, the addition of Scott David and Bill Killian completes our Board of Directors with a majority of Independent Directors.”

Messrs. David and Killian join Scott Feldhacker, Richard MacQueen, Randall Capps, James R. Leeton, Jr., and Chairman Robert Thompson on the Board.

About American Standard Energy Corp.

American Standard Energy Corp. follows the non-operator model for oil and gas exploration and production (E & P). ASEN currently has holdings in North Dakota, Texas, Arkansas, Oklahoma, and New Mexico. Its holdings include working interest in more than 120 gross wells (24 net) under a total of approximately 23,200 acres.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act").  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, our ability to raise capital, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:
Investor Relations
Andrew Wall, General Counsel
(480) 371-1929